UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2014

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On July 28, 2014, the members of Delek Logistics GP, LLC (the “General Partner”), the general partner of Delek Logistics Partners, LP, unanimously voted to expand the size of the General Partner’s Board of Directors (the “Board”) from seven directors to eight directors and elected Reuven Spiegel to fill the vacancy created thereby. Mr. Spiegel will hold office until the next annual election of directors and until his successor is duly elected and qualified, unless sooner displaced. Mr. Spiegel has not yet been appointed to any committees of the Board.

There are no arrangements or understandings between Mr. Spiegel, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Spiegel was selected as a director of the General Partner. Mr. Spiegel has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K. The General Partner did not enter into any material plan, contract or arrangement with, and did not make a grant or award to Mr. Spiegel in connection with his election to the Board.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

None.

(b)    Pro forma financial information.

None.

(c)    Shell company transactions.

None.

(d)    Exhibits.

99.1    Press release of Delek Logistics Partners, LP issued on July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delek Logistics Partners, LP
By:	Delek Logistics GP, LLC
Its General Partner

By:	/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 1, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Delek Logistics Partners, LP issued on July 28, 2014.